SECURITIES AND EXCHANGE COMMISSION

                         Washington, D. C. 20549



                                 Form 8-K



                              CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of
                    THE SECURITIES EXCHANGE ACT OF 1934


                    Date of Report:  June 30, 1995





                          BLACK HILLS CORPORATION



State of South Dakota       File Number 1-7978       IRS Number 46-0111677





                               625 Ninth Street
                        Rapid City, South Dakota  57709



                 Registrant's telephone number (605) 348-1700

Item 5.     Other Events

BLACK HILLS CORPORATION'S SOUTH DAKOTA RATE CASE IS SETTLED

     Black Hills Corporation's utility operations, Black Hills Power and Light Company (Company) was authorized a 6.76 percent overall increase in its electric rates to be charged to its South Dakota customers beginning August 1, 1995. The Company derives approximately 85 percent of its total electric sales revenues from its South Dakota customers. Based on test year ending September 30, 1994, this increase would result in additional annual revenues from South Dakota customers of approximately $5,725,000 and represents two-thirds of the Company's requested increase. The increase will become effective August 1, 1995, the anticipated in-service date of Neil Simpson Unit #2, the Company's new 80 MW coal-fired power plant which has been constructed and is now in the testing phase at the site of Wyodak Resources Development Corp.'s coal mine in Wyoming. Wyodak Resources is a subsidiary of the Company.

     The rate increase was approved by the South Dakota Public Utilities Commission (Commission) as a part of its approval of a settlement agreement among the Company, all intervenors and the Commission's Staff. The Company filed the application for a rate increase on February 1, 1995.

     The settlement further provides that unless a specified extraordinary event occurs, the Company will not file for any increase in rates or invoke any fuel and purchased power automatic adjustment tariff to take effect during a freeze period ending January 1, 2000. The specified extraordinary events are any of the following: material increases in taxes, forced outages of both the Wyodak Plant and Neil Simpson Unit #2 caused by damages and projected to continue at least 60 days, forced outages for any reason to either plant projected to last 9 months, inflation of 10 percent or more and failure of the Federal Energy Regulatory Commission to approve the contract providing for the Company to sell power commencing January 1, 1997 to Montana-Dakota Utilities Co. (MDU) for its 45 MW Sheridan, Wyoming service territory.

     The Company recognizes that during the freeze period it is undertaking the risks of machinery failure, load loss caused either by an economic downturn or changes in regulation, increased costs under existing power purchase contracts over which the Company has no control, governmental interferences, acts of nature and many other unexpected events that could cause material losses of income or decreases in costs of doing business with nowhere to seek relief.

     However, the agreement will allow the Company to retain during that period of time earnings realized from more efficient operations, sales from load growth and off-system sales of power and energy, including the sale to MDU.

     The approved tariffs will also result in the Company obtaining all requirements five-year contracts with its South Dakota industrial customers with an incentive for the customers to continue to renew the contracts on a three-year running term basis. With the new contracts, the Company will have an estimated 35 percent of its entire system's load under term contracts, and after the MDU/Sheridan sale starts, approximately 45 percent. If deregulation in retail electric sales occurs, the contracts will assist the Company to make the transition to full competition, guard against stranded investment and protect other customers from unexpected load loss.

     The Commission also authorized the Company to utilize a business development service tariff that will allow the Company to negotiate rates with certain eligible customers. If the opportunity arises, this tariff will allow the Company to compete for new large retail loads where competition is allowed under present law.

     The Company agreed to spend $400,000 during the freeze period in the promotion of industrial development in South Dakota.

     Daniel P. Landguth, the Company's Chairman, President and Chief Executive Officer, commenting on the settlement, stated:

     "We estimate that the rate increase will initially result in a return on equity on utility rate base, including the entire new plant (a 55% increase in the rate base) of 10 to 10.5 percent. This is below what regulators will normally allow. However, commencing January 1, 1997, when the MDU/Sheridan sale starts, we estimate the deficiency will be restored to a return on equity on utility rate base in the 11.5 to 12 percent range.

     "However, the Company now has an opportunity to do better. We now have Neil Simpson 2 which will produce energy at a cost that we believe will be among the lowest in the country. When coupled with the rate freeze, the abeyance of the automatic adjustment tariff for fuel and purchased power, the long-term contracts with industrial customers, and the business development service tariff, the Company has in effect been placed on performance-based management. If our plants perform well and we are able to improve the efficiencies of our operations and successfully market our energy and barring unavoidable catastrophes, we expect to gradually improve our earnings during the freeze period above what is normally allowed by regulators.

     "The electric utility industry is in transition toward competition. This settlement and Neil Simpson 2 allow the Company more opportunities to compete and to be better prepared when full competition occurs.

     "The settlement assures our South Dakota customers that barring unusual and unexpected events, their electric rates will not increase until at least the turn of the twenty-first century."

     Mr. Landguth further stated that Neil Simpson Unit #2's total capital cost is expected to be $121,000,000, less than the $124,800,000 cost which the Company guaranteed to Wyoming and South Dakota regulators prior to construction. The plant's anticipated in-service date of August 1, 1995 is approximately five months ahead of schedule.

     Landguth concluded:

     "For our customers we have improved the reliability of our system with a new power plant providing energy at low cost and badly needed support to the transmission system. In return, our South Dakota customers will bear an overall rate increase of only 6.76% and assurances of no further increases for four and a half years.

     "For our shareholders we expect to be able to gradually increase earnings through efficient management and increased sales from load growth in our service territory and off-system sales.

     "We are aware of the risks of rate freezes. In the past the Company has always relied on the safety net of being able to return to the regulators for rate relief or pass increased purchased power costs through automatic adjustment tariffs to remedy adverse events. At least for the next four and a half years, we are proceeding without that safety net. We will face operating and market risks that could cause material losses of income or increases in costs of doing business with nowhere to seek relief. All businesses face similar risks. But on the up side, with Neil Simpson 2, this is the first time the Company is positioned to meet the competition for new sales; and the South Dakota Commission has, through this settlement structure and with the agreement of all intervenors, provided the Company an opportunity to increase its earnings through performance. We accept the challenge."

     The Company and the City of Gillette, Wyoming, the Company's only firm power wholesale customer, representing approximately 7 percent of the Company's total electric sales, have agreed to a new contract providing for rate increases commencing September 1, 1995 as reported in the 1994 10-K Annual Report to Shareholders. The Gillette contract is subject to approval by the Federal Energy Regulatory Commission.

     Action by the Wyoming Public Service Commission is pending on the Company's application for a rate increase for the Company's Wyoming retail customers, representing approximately 7 percent of the Company's total electric sales. The Company expects final resolution of the Wyoming application before September 1, 1995.

     The Company does not plan to file for an increase in rates at this time for its Montana customers, representing less than 1 percent of its total electric sales.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        BLACK HILLS CORPORATION



                                        By  /s/ DALE E. CLEMENT
                                           Dale E. Clement, Senior Vice
                                                President - Finance


Dated:  June 30, 1995